UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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HUNTSMAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

FOR IMMEDIATE RELEASE	CONTACTS:
August 9, 2007
Media:
Russ Stolle, tel: +1 281 719 6624

Investor Relations:
John Heskett, tel: +1 801 584 5768

Huntsman Announces Resignation of Two Directors

THE WOODLANDS, TX — Huntsman Corporation (NYSE: HUN) today announced the resignation of David J. Matlin and Christopher R. Pechock from Huntsman Corporation’s board of directors, effective August 8, 2007.  Both Matlin and Pechock are principals of MatlinPatterson Global Advisers LLC, certain affiliates of which recently completed the sale of approximately 57 million shares of Huntsman Corporation common stock pursuant to an underwriting agreement announced by the company on August 2, 2007.

Jon M. Huntsman, Chairman and Founder of Huntsman Corporation, said, “On behalf of the Board, we express our appreciation for the years of service Mr. Matlin and Mr. Pechock have rendered on the Board of Huntsman Corporation.”

David J. Matlin, CEO of MatlinPatterson Global Advisers LLC, commented, “It has been a wonderful experience to be involved with such a fine group of directors, officers and managers.  We leave the Board, not because of any disagreement with the Board or the Company, but because our firm last week sold over 70% of its stock holdings, leaving it with an ownership percentage of less than 10% of the Huntsman equity.”

Affiliates of MatlinPatterson Global Advisers LLC continue to hold an interest in shares of Huntsman common stock by way of a beneficial interest in HMP Equity Trust.   Pursuant to the terms of a Voting Agreement dated July 12, 2007, they have agreed, subject to certain exceptions, to retain ownership and vote approximately 19.9 million  shares in favor of the Agreement and Plan of Merger with Hexion Specialty Chemicals, Inc.

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Huntsman is a global manufacturer and marketer of differentiated chemicals.  Its operating companies manufacture products for a variety of global industries, including chemicals, plastics, automotive, aviation, textiles, footwear, paints and coatings, construction, technology, agriculture, health care, detergent, personal care, furniture, appliances and packaging. Originally known for pioneering innovations in packaging and, later, for rapid and integrated growth in petrochemicals, Huntsman today has 14,000 employees and over 75 operations in 24 countries. The Company had 2006 revenues from all operations of over $13 billion.

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors.  In addition, the completion of any transactions described in this release is subject to a number of uncertainties and to negotiation and execution of definitive agreements among the parties and closing will be subject to approvals and other customary conditions. Accordingly, there can be no assurance that such transactions will be completed or that the company’s expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE HEXION AGREEMENT. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the Company’s website at  http://www.huntsman.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Hexion Agreement. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Hexion Agreement, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Hexion Agreement, which will be filed with the SEC.

Additional Cautionary Statements

The statements included in this news release regarding any transaction with Hexion, including the timing thereof, regulatory approvals, the likelihood that either such transaction could be consummated and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, market conditions, the Company’s financial results and performance, consummation of financing, satisfaction of closing conditions, actions by any other bidder and other factors detailed in risk factors and elsewhere in the Company’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.